EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 1995 included in the Registration Statement on Form S-1 (No. 333-13263) of GeoTel Communications Corporation and to all references to our firm included in this Registration Statement.


                               /s/  Arthur Andersen LLP
                               ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 10, 1997


148783